UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2017

HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

(843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On March 23, 2017, HCSB Financial Corporation (the “Company”), received notification from the Federal Reserve Bank of Richmond (the “Federal Reserve”) that the Written Agreement it has been operating under since May 9, 2011 was terminated effective March 21, 2017.

Pursuant to the Written Agreement, the Company agreed, among other things, to seek the prior written approval of the Federal Reserve Bank of Richmond before declaring or paying any dividends, directly or indirectly taking dividends or any other form of payment representing a reduction in capital from Horry County State Bank, making any distributions of interest, principal or other sums on subordinated debentures or trust preferred securities, directly or indirectly, incurring, increasing or guarantying any debt, and directly or indirectly, purchasing or redeeming any shares of its stock.

Although the Written Agreement has been terminated, certain regulatory requirements and restrictions remain, including prohibitions on (i) increasing or guarantying any debt, (ii) directly or indirectly or purchasing or redeeming any shares of its stock, and (iii) making dividend payments, each without prior approval from the Federal Reserve..

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On March 21, 2017, HCSB Financial Corporation (the “Company”) and its wholly-owned subsidiary bank, Horry County State Bank (the “Bank”) (together, the “Employer”) entered into amended and restated employment agreements with Jan H. Hollar, Chief Executive Officer of the Employer; J. Rick Patterson, Chief Operating Officer of the Employer; W. Jack McElveen, Chief Credit Officer of the Employer; and Jennifer W. Harris, Chief Financial Officer of the Employer. These agreements were amended to provide the Employer with noncompete protection in exchange for severance payments in the event of termination of these executives without cause or following a change in control. Also, in the case of Ms. Hollar, the changes consolidate her existing Employment and Noncompete agreements into the Amended and Restated Employment Agreement. The board of directors approved the agreements on October 20, 2016 subject to the removal of both the Bank’s Consent Order dated February 10, 2011 by the Federal Deposit Insurance Corporation and the Company’s Written Agreement dated May 9, 2011 by the Federal Reserve. The Consent Order was removed on October 26, 2016.

The amended agreements for Messrs. Patterson and McElveen and Ms. Harris provide that during the term of employment and for a period of 12 months following termination, the executives may not (a) compete with the Company or any of its affiliates by, directly or indirectly, forming, serving as an organizer, director or officer of, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company therefor if such depository institution or holding company has one or more offices or branches located within 30 miles from the main office of the Bank or any branch or loan production office of the Bank, subject to certain exclusions contained in the employment agreement, (b) solicit the Bank’s customers with which the executive had material contact in connection with products and services provided by the Bank for the purpose of providing financial services, or (c) solicit the Bank’s employees or consultants. These provisions are identical to the restrictive covenants applicable to Ms. Hollar and currently included in her amended agreement.

The amended agreements for Messrs. Patterson and McElveen and Ms. Harris also provide that the executive’s employment is terminated by the Employer without cause prior to a change in control or more than 12 months following a change in control, the executive will be entitled to severance compensation of his or her then current monthly salary for a period of 12 months, plus any bonus earned or accrued through the date of termination. This provision is identical to the applicable provision for Ms. Hollar included in her amended agreement. In addition, the amended agreements for all four executives provide that if the executive’s employment is terminated by the Employer without cause within 12 months following a change in control or by the executive for good reason within 12 months following a change in control, the executive will be entitled to (i) severance compensation equal to his or her then current annual base salary multiplied by 2.99, plus any bonus earned or accrued through the date of termination (ii) continued participation, in accordance with the terms of the applicable benefits plans, in the Employer’s group health plan pursuant to plan continuation rules under COBRA, and (3) termination of the restrictions on any outstanding incentive awards (including restricted stock) granted to the executive such that the awards will become 100% vested.

The amended agreements for all four executives include a “best net after tax” compliance provision that will apply if any severance payments are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Code. The best net after tax provision will cause the executive’s severance payment to either be (i) reduced to an amount which does not trigger the Section 280G tax or (ii) paid in full, depending on which payment would result in the executive receiving the greatest after tax payment. In such case, the executive would be liable for any excise tax owed on the parachute payments, including any portion attributable to the equity grants.

Ms. Hollar’s agreement has been amended to provide that she now also serves as president in addition to chief executive officer of the Bank and Company.

The above are summaries of the amended and restated employment agreements and are qualified by reference in their entirety to these agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement between the Company, the Bank and Jan H. Hollar, effective March 21, 2017

10.2	Amended and Restated Employment Agreement between the Company, the Bank and J. Rick Patterson, effective March 21, 2017

10.3	Amended and Restated Employment Agreement between the Company, the Bank and W. Jack McElveen, effective March 21, 2017

10.4	Amended and Restated Employment Agreement between the Company, the Bank and Jennifer W. Harris, effective March 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: March 24, 2017	By:	/s/ Jan H. Hollar
	Name:	Jan H. Hollar
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement between the Company, the Bank and Jan H. Hollar, effective March 21, 2017

10.2	Amended and Restated Employment Agreement between the Company, the Bank and J. Rick Patterson, effective March 21, 2017

10.3	Amended and Restated Employment Agreement between the Company, the Bank and W. Jack McElveen, effective March 21, 2017

10.4	Amended and Restated Employment Agreement between the Company, the Bank and Jennifer W. Harris, effective March 21, 2017